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                                                   EXHIBIT 15


                                                   LETTER REGARDING UNAUDITED

                                                   INTERIM FINANCIAL INFORMATION







We are aware that HBO & Company has incorporated by reference in its Form S-8 Registration Statement for the CyCare Systems, Inc. 1995 Long-Term Incentive Plan (including the predecessor CyCare Systems, Inc. Stock Option Plan) and the CyCare Systems, Inc. Director Stock Plan, its Form 10-Qs for the quarters ended March 31, 1996 and June 30, 1996, which include our reports dated April 16, 1996 and July 16, 1996, respectively, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), those reports are not considered to be a part of the Registration Statements prepared or certified by our firm or reports prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


ARTHUR ANDERSEN LLP





Atlanta, Georgia
August 19, 1996

                             Page 45 of 46 Pages